Exhibit 99.3

Introduction Ethanol Project in Colombia Feb 2012

General Comments

4 years of Development Licenses and Permits Acquisition of Lands Tax Review and Benefits Engineering and Design Local Training Legal Analysis & Review Environmental Compliance EPC Bid process Financial Structure Viability Nursery Development Loan Process Variety Selection Process Shareholder Negotiations Brand Name in region Social Development Prog. Government Acceptance Planning and Scheduling

Project description Key objectives

Produce 112.8 million litres ethanol/year and 26 MWh of electricity To be sold in the Colombian market from 1.4 million tonnes of cane at 82 litres ethanol per ton of cane at 4,600 tons of cane per day From 9,850 hectares net of cane area grown under drip irrigation all owned and managed by the project

Project description Project area and key design parameters

Good climatic Climate well suited to cane production with zone potential irrigation yields good about 1,100 mm annual rainfall high temperatures mean max. 35 Full high levels of sunshine specially in drier months mechanization Flat topography well suited to mechanisation Drip irrigation with slopes of 0 to <3% altitude 10 to 40 mts most appropriate Wide range of soils from heavy, deep clays but for most soils mostly sandy soils Plenty of irrigation generally with imperfect drainage water low fertility deep and no rocks or stones New Farming but no issues that cannot be managed. Systems to Unlimited water all year from the Rio Magdalena maximize about 30 km west productivity and Over 100,000 hectares in a 25km radio appropriate for sugarcane currently dedicated to extensive reduce costs cattle Good expansion opportunities

Ethanol Market MRE - Ethanol Project in Colombia

Ethanol Market Regulation

The Colombian government has adopted a series of laws, decrees and resolutions to stimulate ethanol production, sale and consumption. The Ministry of Mines and Energy is responsible for regulating the price of ethanol. The price considers three references: Gasoline price, refined sugar price and a minimum price (US 0.65/lt). According to current regulations, the proportion of anhydrous ethanol to be mixed with gasoline is 10%. Current regulation set the path to increase the mandatory blend when new offer is available.

Ethanol Market Domestic Demand

Estimated demand at our area of inlfuence is 340 klts/day (10% more than our average production). All the current producers are located in the Cauca Valley. Bioenergy, Ecopetrol’s ethanol project and one other development are at an advanced stage of development, it is localted 120 kms south east Bogota. Freight from the Cauca Valley and Bioenergy to the distribuitors in northern Colombia are estimated from USD 0.64/gl to USD 0.68/gl while the freight from Pivijay is estimated in USD 0.05/gl. Cauca Valley Area Lts/day Bogota 550,319 Central 238,381 South 123,295 West 346,896 East 102,078 North Coast 237,414 Total 1,598,384

Ethanol Market Domestic Ethanol Prices

COP$ US$ 3,000 1.4 1.2 2,500 1.0 2,000 0.8 1,500 0.6 1,000 Current local price: US1.28 lts (ex-works) 0.4 500 0.2 -- Nov-05 May-06 Nov-06 May-07 Nov-07 May-08 Nov-08 May-09 Nov-09 May-10 Nov-10 May-11 COP/LtrUSD/Ltr

Project status MRE - Ethanol Project in Colombia

Project status Work completed Land acquisition

The Project has a total of 9,803 hectares Purchased: 3,443 hectares Leased: 6,354 hectares Licenses & Permits Environmental License (2009) Water concession (2009) Deforestation Permit (2009) Free Trade Zone (2010) Port concession (2010) Plan Vallejo (2010) Irrigation Functional Unit (2010) UPME (2010) We’ve obtained the licensesVariety testing and permits required to begin 13 varieties tested for over 3 years the project execution. in 25 hectares 6 varieties selected

Project status Pictures Variety testing Apr 2009

Project status Design/Engineering work Agricultural and Infrastructure Completed Designs Basic designs of the water intake and conveyance Design of Irrigation Units Principal and secondary drainage design Harvesting and Transportation design Basic design for water distribution Basic electrical designs for power interconnection and distribution Internal Roads and Drainages Studies completed Aerial photography of the project area Soil studies Hydro-Climatological station and studies Study of basins and natural drainages Inventory of Forest Resources Variety testing at the project area Industrial Main highlights

Plot: Irrigation units and water distribution to units FEED made by Procknor and KTI-Technip The work completed allowed the project to be bid for a The independent firm Four team approved the design. full EPC contemplating all the project’s scope Geotechnical study for the industrial plant concluded Hydrological study for the industrial area Urban and landscape design for the industrial plant

Project status EPC EPC Contractor EPC: OAS ltda - Brazil Revenue (2010): US 3,100 M Other firms that bid for the EPC Presence in 14 countries Benito Roggio y Haug Argentina y Peru Over 50,000 employees Tahal Israel Experience as EPC contractor Conalvias Colombia

Main consultants and advisers Procknor (Brazil) industrial plant engineering CASS Constructores (Colombia) CAPEX estimate for the KTI Technip (Italy) industrial plant engineering infrastructure and cost estimate Fundación Puerto Rastrojo (Colombia) environmental and Four team (Brazil) - industrial process social assesment of the project area BookerTate (UK) agricultural and infrastructure SGS (Switzerland) due diligence planning Agra FNP (Brazil) agricultural due diligence AN Kaplan (Israel) agricultural master plan Prieto & Carrizosa (Colombia) legal Cenicaña (Colombia) sugar cane varieties Pinheiro Guimarães (Brazil) legal Operadores de Campo (Colombia) mechanized Bryan Cave (NY) - legal harvest Araujo Ibarra (Colombia) legal Free trade zone Netafim (Israel) drip irrigation BNP Paribas (NY) financial adviser CRA (Colombia) basic engineering of the water and power supply TNM CAPEX and O&M estimates for the infrastructure works

Project status Structure New Shareholder Credit agreement The project is structured in a MRE EPC Contract typical format for this type of 100% transactions using an SPV in 100% Cyprus. Off shore The structure and contracts Colombia were concieved to maximize the tax benefites that exist in Colombia Agrifuels de Industrias Colombia Renovables de SAS Colombia SAS Free Trade Zone

Project status Financing BNDES Credit facility with BNDES and a credit insurance from SBCE (95% commercial risk and 100% political risk). BUYER'S CREDIT FACILITY Conditions Amount: US269.5 M Interests: Libor (5 years) + 460 bps Grace : 48 months Tenor: 12 years Guarantee Structure Full non-recourse after project completion All the goods and services financed have to be sourced in Brazil with at least 60% of Brazilian content. Our timeline to close all the agreements with BNDES is to be completed by Q2 2012.

Financials MRE - Ethanol Project in Colombia

Financials Cash flow

x Basic Assumptions Yield (Tons/ha) Irrigated Area (%) Harvest season (days) Ethanol Price (US/It) Domestic Market (%) Cash Flow (000) 140 100% 2S5-300 0.9 100% Year 2012-2014 2015 2016 2017 2018 Revenue Operating Expenses Amortization + Depreciation 106,868 33,161 19,651 111,136 33,440 19,651 111,136 35,047 19,366 111,136 34,871 18,867 EBITDA 73,707 77,696 76,090 76,265 EBITDA % Taxes WC CAPEX Land 69.0% -135 -7,496 69.9% -3,634 -334 68.5% -8,273 68.6% -8,401 Operating Cashflow 66,076 73,729 67,816 67,864 Production Production KLts 108,844 112,802 112,802 112,802 Construction Period

Financials Price projections

Ethanol Price (USD/Lt) 1.6 1.41.4 1.34 1.21.19 1.18 1.22 1.16 1 0.8 0.6 0.4 0.2 Current local price: US1.28 lts (ex-works) 0 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 The price used in the financial model is very conservative - USD 0.9 /lt Financial results using the price projections get ROEs over 40%.

Equity Partners MRE - Ethanol Project in Colombia

Equity Partners Main prospects ETH (Brazil) ? Part of Oderbrecht Group ? Due diligence process began in March 2011 ?Significant agro-industrial experience. +18 million tons of crushing capacity ? Set to expand additional 100k has/year in order to reach a crushing capacity of 40 M Tons/yr ?Wants to go international ?Would double the project size? Interested in majority stake

Equity Partners Main prospects NOBLE (US) Noble is one top 10 trading companies Noble has significant experience in sugar cane with a crushing capacity +17 Million tons/yr Noble would be the offtaker of the project offering the best commercial net back Noble would take a minority stake

Equity Partners Main prospects Grupo Gloria (Peru) ? One of Peru’s largest groups and the largest sugar producer ? Revenue over US1.6 Billion/yr ? Interested in control ? Set Colombia as a target country ? Would expand the project size ? Just began the due diligence process ? Has indicated interest in majority stake.

Equity Partners Main prospects Ecopetrol (Colombia) Colombia’s largest company by revenue and assets Oil & Gas company Two bio-fuel projects under construction (Biodiesel and ethanol) Has set aggressive goals in bio-fuels by 2015 Interested in majority stake